Exhibit 3.74

ARTICLES OF INCORPORATION

OF

WESTERN STATES ELECTRIC, INC.

The undersigned natural person, of the age of twenty-one years or more, acting as incorporator under the Oregon Business Corporation Act adopts the following Articles of Incorporation:

I.

Name and Duration

The name of this corporation is: WESTERN STATES ELECTRIC, INC., and its duration shall be perpetual.

II.

Purposes and Powers

The purpose or purposes for which this corporation is organized are:

1. To buy, sell, manufacture, install and generally deal in and with equipment, supplies and material for the construction, maintenance and operation of electric generating transmission and distribution systems and lines and telephone systems and lines.

2. To buy, sell, distribute, deal in and with and to manufacture any and all electrical and electronic equipment and appliances of any kind and description.

3. To buy, sell, distribute, import, export and otherwise dispose of and generally to trade and deal in and with as principal or agent, at wholesale, retail, on commission or otherwise any and all types of electrical equipment and electronic, mechanical and electromechanical, telecommunication, communication and microwave equipment and components and related and similar goods, wares and merchandise of every kind and description.

4. To engage in any lawful activity for which corporations may be organized under the Oregon Business Corporation Act.

5. This corporation shall have the corporate powers enumerated in the Oregon Business Corporation Act, and in addition thereto, and not in diminution thereof shall have the following powers:

a. To make application for, to acquire, own, hold, use and administer, all manner of letters patent, patent rights, copyrights, trademarks, trade-names, and any interest therein and to sell, assign or otherwise dispose of the same.

b. To make any guaranty respecting stocks, dividends, securities, indebtedness, interest, contracts or other obligations created by an individual, partnership, corporation, or other entity, to the extent that such guaranty is made in furtherance of the purposes set forth in this Article.

c. To enter into any lawful arrangement for joint venture, sharing profits, units of interest or cooperative association with any corporation, association, partnership, individual, or other legal entity for the carrying on of any business activity, the purpose of which is similar to the purpose set forth in this Article, and to enter into any general or limited partnership, the purpose of which is similar to such purposes.

d. To act in any state, territory, district or possession of the United States, or in any foreign country, the capacity of agent or representation for any individual, association, corporation or other legal entity, respecting any business, the purpose of which is similar to the purposes set forth therein in this Article.

Authorized Shares

The aggregate number of shares which the corporation shall have authority to issue is 25,000 all of which shares shall be common stock without par value.

IV.

Limitation on Pre-emptive Rights

No holder of common stock of the corporation shall be entitled as such, as a matter of right, to subscribe to or purchase any part of the authorized but unissued common stock or treasury stock of the corporation. Each holder of common stock consents to the issue and disposition of new issues of stock and treasury stock to such persons and upon such terms and conditions as the board of directors may from time to time fix and determine.

V.

Initial Registered Office

And Initial Registered Agent

The address of the initial registered offices of the corporation is: 6721 S.E. Woodward St., Portland, Oregon 97206. The name of the initial registered agent at such address is: Anthony V. Greco.

VI.

Directors

The number of directors constituting the initial board of directors of the corporation is three. The names and addresses of the persons who are to serve as directors until the first annual meeting of the shareholders and until their successors be elected and assume office are as follows:

Michael T. Munch	19240 S.W. Maree Corut Lake Oswego, Oregon 97034

Arthur A. Tooke	1703 S.E. 51st Ave. Portland, Oregon 97215

Anthony V. Greco	6721 S.E. Woodward St. Portland, Oregon 97206

The initial board of directors shall have the power at the organization meeting of such board to fill directorships caused by any increase in the number of directors specified by the bylaws adopted at such organization meeting, but any directorships created by an increase in the number of directors after such organization meeting shall be filled by the shareholders of the corporation.

VII.

Incorporator

The name and address of the incorporator is:

Michael T. Munch	19240 S.W. Maree Court Lake Oswego, Oregon 97034

DATED This 8th day of July, 1976

/s/ Michael T. Munch

STATE OF OREGON	)
) ss.
County of Multnomah	)

I, ANTHONY V. GRECO, a Notary Public for Oregon, hereby certify that on the 8th day of July, 1976, personally appeared before me MICHAEL T. MUNCH, being by me first duly sworn and declared that he is the person who signed the foregoing instrument as incorporator, and that the statements contained therein are true.

/s/ Anthony V. Greco
NOTARY PUBLIC FOR OREGON

My Commission Expires: December 13, 1979

ATTACHMENT A

VOTING

Class or series of shares	Number of shares outstanding	Number of votes entitled to be cast	Number of votes cast FOR	Number of votes cast AGAINST
Common Stock	5,805	5,805	5,805	0

ATTACHMENT B

RESTATED ARTICLES OF INCORPORATION

RESTATED ARTICLES OF INCORPORATION

OF

WESTERN STATES ELECTRIC, INC.

ARTICLE 1. NAME

The name of the corporation is WESTERN STATES ELECTRIC, INC.

ARTICLE 2. DURATION

The period of the corporation’s duration shall be perpetual.

ARTICLE 3. PURPOSES AND POWERS

The purpose for which the corporation is organized is to engage to any business, trade or activity which may lawfully be conducted by a corporation organized under the Oregon Business Corporation Act.

The corporation shall have the authority to engage in any and all such activities as are incidental or conducive to the attainment of the purposes of the corporation and to exercise any and all powers authorized or permitted under any laws that may be now or hereafter applicable or available to the corporation.

ARTICLE 4. SHARES

4.1	Authorized Capital

The corporation shall have authority to issue 25,000 shares of voting common stock, and each share shall have no par value.

4.2	Distributions to Shareholders

The Board of Directors’ right to authorize and make distributions to its shareholders is subject to the restrictions set forth in ORS 60.181 and such other applicable legal restrictions as are or may hereafter become effective; provided, however, that for purposes of the determination to be made by the Board of Directors pursuant to ORS 60.181(3), the Board of Directors need not consider the amount that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

ARTICLE 5. SHAREHOLDER ACTION WITHOUT MEETING

Action required or permitted by the Oregon Business Corporation Act or these Articles of Incorporation to be taken at a shareholders’ meeting may be taken without a meeting if the action is taken by shareholders having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shareholders entitled to vote on the action were present and voted.

ARTICLE 6. LIMITATION OF DIRECTOR LIABILITY

To the fullest extent that the Oregon Business Corporation Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of the corporation shall not be liable to the corporation or its shareholders for any monetary damages for conduct as a director. Any amendment to ore peal of this Article or amendment to the Oregon Business Corporation Act shall not adversely affect any right or protection of a director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

ARTICLE 7. INDEMNIFICATION

To the fullest extent not prohibited by law, the corporation: (i) shall indemnify any person who is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative, investigative, or otherwise (including an action, suit or proceeding by or in the right of the corporation), by reason of the fact that the person is or was a director of the corporation, and (ii) may indemnify any person who is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative, investigative, or otherwise (including an action, suit or proceeding by or in the right of the corporation), by reason of the fact that the person is or was an officer, employee or agent of the corporation, or a fiduciary (within the meaning of the Employee Retirement Income Security Act of 1974), with respect to any employee benefit plan of the corporation, or serves or served at the request of the corporation as a director or officer of, or as a fiduciary (as defined above) of any employee benefit plan of, another corporation, partnership, joint venture, trust or other enterprise. This Article shall not be deemed exclusive of any other provisions for the indemnification of directors, officers, employees, or agents that may be included in any statute, bylaw, agreement, resolution of shareholders or directors of otherwise, both as to action in any official capacity and action in any other capacity while holding office, or while an employee or agent of the corporation. For purposes of this Article, “corporation” shall mean the corporation incorporated hereunder and any successor corporation thereof.

ARTICLE 8. NOTICES

The address where the State of Oregon Corporation Division may mail notices to the corporation is:

9151 S.E. McBrod

Portland, OR 97222